                                                           EXHIBIT 99(a)(3)


THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. When considering the action you should take, you are recommended immediately to seek your own financial advice from your stockbroker, bank manager, solicitor, accountant or other independent financial adviser authorised under the Financial Services Act 1986.

This document should be read in conjunction with the accompanying Offer Document dated 4 August 1997 from Lazard Brothers & Co., Limited (the "Offer Document").

If you have sold or otherwise transferred all your CTR Shares, please send this Form of Acceptance, together with the accompanying Offer Document and reply-paid envelope, as soon as possible, to the purchaser or transferee, or to the stockbroker, bank or other agent through whom the sale or transfer was effected for onward transmission to the purchaser or transferee.

The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of CTR Shares or CTR ADSs in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. Further details in this regard are set out in paragraph 6 of Part B of Appendix I to the accompanying Offer Document. To accept the Offer, holders of CTR ADSs must complete a Letter of Transmittal (rather than this Form of Acceptance) in accordance with the instructions printed on it.

If you are a CREST sponsored member, you should refer to your CREST sponsor before completing this Form.

--------------------------------------------------------------------------------

                        Form of Acceptance and Authority

                             Recommended Cash Offer

                                       by

                         Lazard Brothers & Co., Limited

                                  on behalf of

                     General Electric Capital Corporation*

      to acquire the whole of the issued and to be issued share capital of

                       Central Transport Rental Group plc

--------------------------------------------------------------------------------

Unless the context otherwise requires, the definitions contained in the Offer Document also apply in this Form of Acceptance (the "Form").

                               ACTION TO BE TAKEN

o To accept the Offer, complete page 3 of this Form, following the instructions and notes for guidance set out on pages 2 and 4.

o Return this Form, duly completed and signed and, if your CTR Shares are in certificated form, accompanied by your share certificate(s) and/or other document(s) of title, by hand or by post to The Royal Bank of Scotland plc, Registrar's Department, New Issues Section, PO Box 859, Consort House, East Street, Bedminster, Bristol BS99 1XZ or by hand (during normal business hours only) to The Royal Bank of Scotland plc, Registrar's Department, New Issues Section, PO Box 633, 5-10 Great Tower Street, London EC3R or by post to The Bank of New York, Tender & Exchange Department, P.O. Box 11248, Church Street Station, New York, New York 10286-1248 or by hand or overnight courier to The Bank of New York, Tender & Exchange Department, 101 Barclay Street, Receive and Deliver Window, New York, New York 10286, as soon as possible but, in any event, so as to be received by no later than 3.00 p.m. (London time), 10.00 a.m. (New York City time) on 2 September 1997. A reply-paid envelope is enclosed (for use within the United Kingdom and the United States only) for you to lodge documents by post.

o If your CTR Shares are in uncertificated form (that is, if you do not have a paper share certificate because your shares are held in CREST), you should return this Form and take the action described in Part B (in particular, paragraphs 8(d)-8(l)) of Appendix I to the Offer Document to transfer your CTR Shares to an escrow balance. For this purpose, the participant ID of the escrow agent, The Royal Bank of Scotland, in its capacity as a CREST receiving agent, is 3RA14 the member account ID of the escrow agent is CTRENTAL(UK) and the Form of Acceptance Reference Number of this Form (for insertion in the first eight characters of the shared note field on the TTE instruction) is shown next to Box 3 on page 3 of this Form. You should ensure that the transfer to escrow settles not later than 3.00 p.m. (London time), 10.00 a.m. (New York City time) on 2 September 1997. If you are a CREST sponsored member, you should refer to your CREST sponsor before completing this Form.

o If you hold CTR Shares in both certificated and uncertificated form (that is, in CREST), you should complete a separate Form for each holding. If you hold CTR Shares in uncertificated form, but under different member account IDs, you should complete a separate Form in respect of each member account ID. Similarly, if you hold CTR Shares in certificated form, but under different designations, you should complete a separate Form in respect of each designation. You can obtain further Forms by contacting The Royal Bank of Scotland on telephone number 0117 937 0672.

o If your CTR Shares are in certificated form and your share certificate(s) and/or other document(s) of title are with your bank, stockbroker or other agent and your share certificate(s) and/or other document(s) of title are readily available, you should complete and sign this Form and arrange for it to be lodged by such agent with the relevant document(s). If your share certificate(s) and/or other document(s) of title is/are not readily available, please read Note 6 on page 4 of this Form.

o If you hold CTR Shares jointly with others, you must arrange for all your co-holders to sign this Form.

o Please read Part B of Appendix I to the Offer Document, the provisions of which form part of this Form.

o If you require assistance on how to complete this Form, please contact The Royal Bank of Scotland on telephone number 0117 937 0672.
--------------------------------------------------------------------------------
* General Electric Capital Corporation is a wholly-owned subsidiary of General Electric Company, USA, not connected with the UK company of a similar name.

                                     Page 2
              THE PROVISIONS OF PART B OF APPENDIX I TO THE OFFER
                         DOCUMENT FORM PART OF THIS FORM

--------------------------------------------------------------------------------
|1|   TO ACCEPT THE OFFER

      To accept the Offer for your CTR Shares, insert in Box |1| the total number of CTR Shares for which you wish to accept the Offer.

      You must sign Box |4| in the presence of a witness in accordance with the instructions set out below, which will constitute your acceptance of the Offer. If no number, or a number greater than your entire holding of CTR Shares is inserted in Box |1| and you have signed Box |4|, you will be deemed to have accepted the Offer in respect of your entire holding of CTR Shares (being your entire holding, if your CTR Shares are in certificated form, under the name(s) and address specified in Box |2| or, if your CTR Shares are in CREST, under the participant ID and member account ID specified in Box |3|).

      PLEASE ENSURE YOUR SHARE CERTIFICATE(S) AND/OR OTHER DOCUMENT(S) OF TITLE ARE ENCLOSED

--------------------------------------------------------------------------------
|2|   FULL NAME(S) AND ADDRESS OF REGISTERED SHAREHOLDER(S)

      Complete Box |2| with the full name(s) and address of the sole or first-named registered holder, together with the names of all other joint holders in BLOCK CAPITALS. Unless you complete Box |5|, the address of the first-named holder shown in Box |2| is the address to which the payment of the cash consideration becoming due to you will be sent.

Telephone number for queries

      Please enter a day-time telephone number (including STD code) where you can be contacted in the event of any query arising from completion of this Form.

--------------------------------------------------------------------------------
|3|   PARTICIPANT ID AND MEMBER ACCOUNT ID

      If your CTR Shares are in CREST, you must insert in Box |3| the participant ID and the member account ID under which such Shares are held by you in CREST. You must also transfer (or procure the transfer of) the CTR Shares concerned to an escrow balance, specifying in the TTE instruction the participant ID and member account ID inserted in Box |3| and the Form of Acceptance Reference Number of this Form and the other information referred to in paragraph 8(f) of Part B of Appendix I to the Offer Document. The Form of Acceptance Reference Number appears next to Box |3| on page 3 of this Form.

--------------------------------------------------------------------------------
|4|   SIGNATURES

      To accept the Offer for your CTR Shares, you MUST SIGN Box |4|, regardless of which other boxes you complete. In the case of joint holders, ALL joint holders must sign Box |4|. Each holder must sign in the presence of a witness. The witness must be over 18 years of age and must not be one of the registered joint holders. The same witness may witness each signature of the registered joint holders. If the acceptance is not made by the registered joint holder(s), insert the name(s) and capacity(ies) (e.g. executor) of the person(s) making the acceptance. A company may either execute under seal, the seal being affixed and witnessed in accordance with its articles of association or other equivalent regulations. Alternatively, two directors or a director and the company secretary may sign this form on behalf of a company incorporated in Great Britain and person(s) authorised by a company incorporated outside Great Britain may sign in accordance with the laws of the territory in which the relevant company is incorporated. In both cases execution should be expressed to be by the company.

--------------------------------------------------------------------------------
|5|   ALTERNATIVE ADDRESS

      If you want payment of the cash consideration and/or other documents to be sent to an address other than the address of the first-named registered holder in Box |2| (e.g. the address of your bank manager or stockbroker), you should complete Box |5| in BLOCK CAPITALS with the name of such person and the address.

--------------------------------------------------------------------------------
|6|   US DOLLAR PAYMENT ELECTION

      If, but only if, you want payment of the cash consideration in US dollars (rather than in pounds sterling), you must put "YES" in Box |6|. You may not elect to receive payment of the cash consideration in a combination of US dollars and pounds sterling. If you put "YES" in Box |6|, you will receive the whole of your cash consideration in US dollars. Details of the basis of payment in US dollars is set out in paragraph 18(f) of the letter from Lazard Brothers in the Offer Document. Please note that any fluctuation in the US dollar/pound sterling exchange rate will be at your risk.

                                     Page 3
             PLEASE COMPLETE IN ACCORDANCE WITH THE INSTRUCTIONS ON
                   PAGE 2. THE NOTES ON PAGE 4 MAY ASSIST YOU.

--------------------------------------------------------------------------------
|1|   TO ACCEPT THE OFFER FOR YOUR CTR SHARES

      Complete Box |1| and sign Box |4| in the presence of a witness. Please ensure that your share certificate(s) and/or other document(s) of title are enclosed.

                                     BOX |1|
                      ------------------------------------
                      Total number of CTR Shares for which
                          you wish to accept the Offer

                      ------------------------------------

--------------
For office use
--------------
Holder Code

--------------
H.

--------------
C.

--------------
Q.

--------------

--------------------------------------------------------------------------------
|2|   FULL NAME(S) AND ADDRESS OF REGISTERED SHAREHOLDER(S)              BOX |2|

      ----------------------------------------------
                 First registered holder

      1. Forename(s) ______________________________
      Surname _____________________________________
      Address _____________________________________
      _____________________________________________
      _____________________________________________
      _____________________________________________
      _____________________________________________
      Postcode ____________________________________

                Second registered holder

      2. Forename(s) ______________________________
      Surname _____________________________________

                 Third registered holder

      3. Forename(s) ______________________________
      Surname _____________________________________

                Fourth registered holder

      4. Forename(s) ______________________________
      Surname _____________________________________

      ----------------------------------------------

      In case of query, please state your day-time
      telephone number (Including STD code).........

--------------------------------------------------------------------------------
|3|   PARTICIPANT ID AND MEMBER ACCOUNT ID. COMPLETE THIS                BOX |3|
      BOX ONLY IF YOUR CTR SHARES ARE IN CREST

      The Form of Acceptance Reference Number of this form is

      ---------------------------------
      Participant ID __________________
      Member account ID _______________
      ---------------------------------

--------------------------------------------------------------------------------
|4|   SIGN HERE TO ACCEPT THE OFFER                                      BOX |4|

      --------------------------------------------------------------------------
      Execution by individuals
      Signed and delivered as a deed by:  Witnessed by:
         -------------------------------  -----------------       --------------
      1. First registered holder          1. Name                 Address
                                          -----------------       --------------
                                          Signature
         -------------------------------  -----------------       --------------
      2. Second registered holder         2. Name                 Address
                                          -----------------       --------------
                                          Signature
         -------------------------------  -----------------       --------------
      3. Third registered holder          3. Name                 Address
                                          -----------------       --------------
                                          Signature
         -------------------------------  -----------------       --------------
      4. Fourth registered holder         4. Name                 Address
                                          -----------------       --------------
                                          Signature

      IMPORTANT: Each registered holder who is an individual must SIGN in the presence of a WITNESS (not being one of the registered joint holders) who must be over 18 years of age and who must also SIGN and print his name and address where indicated.

      Execution by a company
      Executed and delivered as a deed under the seal of the company named below OR
      Executed and delivered as a deed by the company named below


      -----------------------------------------------------
      Name of company
      In the presence of/acting by


      ----------------------     --------------------------
      Name of Director           Signature


      ----------------------     --------------------------
      Name of Secretary/Director Signature                      (Company seal if
                                                                 appropriate)
      --------------------------------------------------------------------------

--------------------------------------------------------------------------------
5 ADDRESS TO WHICH PAYMENT OF THE CASH CONSIDERATION AND/OR OTHER DOCUMENTS ARE TO BE SENT (if different to the address of the first-named holder in Box |2|).
      (Complete in BLOCK CAPITALS)                                       BOX |5|

      --------------------------------------------------------------------------
      Name _____________________________________________________________________
      Address __________________________________________________________________
      _____________________________ Postcode ___________________________________
      --------------------------------------------------------------------------

--------------------------------------------------------------------------------

|6|   US DOLLAR PAYMENT ELECTION: Please put "YES" in Box |6|            BOX |6|
      if, but only if, you want to receive the whole of the payment of the cash consideration in US dollars
      (rather than pounds sterling).

--------------------------------------------------------------------------------
      HELPLINE: If you require further assistance on completing this Form, please contact The Royal Bank of Scotland on telephone number 0117 937 0672.

                                     Page 4
            NOTES REGARDING THE COMPLETION AND LODGING OF THIS FORM

In order to avoid inconvenience to you and delay, the following points may assist you.

1. If your name and/or other details are shown incorrectly on your share certificate(s):

      (a) If your name and/or other details as recorded on your share certificate(s) are incorrect, you should write the correct details in Box |2| and lodge this Form with your share certificate(s).
      (b) If you have changed your name, lodge your marriage certificate or the deed poll with this Form for noting.
      (c)   If you have changed your address, write the correct address in Box
            |2|.

2. If you have sold or otherwise transferred all, or wish to sell part, of your holding of CTR Shares:

      If you have sold or otherwise transferred all your holding of CTR Shares, you should at once send the accompanying Offer Document and reply-paid envelope to the purchaser or transferee or to the stockbroker, bank or other agent through whom you made the sale or transfer for delivery to the purchaser or transferee. If your CTR Shares are in certificated form, and you wish to sell or otherwise transfer part of your holding of CTR Shares and wish to accept the Offer in respect of the balance but are unable to obtain the balance certificate by 2 September 1997, you should ensure that the stockbroker or other agent through whom you made the sale or transfer obtains the appropriate endorsement or indication, signed on behalf of The Royal Bank of Scotland plc, Registrar's Department, PO Box No. 435, Owen House, 8 Bankhead Crossway North, Edinburgh EH11 4BR in respect of the balance of your holding of CTR Shares.

3.    If a holder is away from home (e.g. abroad or on holiday):

      Send this Form by the quickest means (e.g. airmail) to the holder for execution or, if he has executed a power of attorney, lodge this Form with The Royal Bank of Scotland, at one of the addresses given on page 1 of this Form, after it has been signed by the attorney. In the latter case, the attorney should sign in the presence of a witness who should also sign this Form and the original power of attorney (or a copy thereof duly certified in accordance with the Powers of Attorney Act 1971) must be lodged with this Form for noting. No other signatures are acceptable. The power of attorney will be returned as directed.

4.    If the sole holder has died:

      A grant of probate or letters of administration must be taken out in respect of the relevant CTR Shares. If the grant of probate or letters of administration has/have been registered with The Royal Bank of Scotland, Registrar's Department, this Form must be signed by the personal representative(s) of the deceased holder, each in the presence of a witness who must also sign this Form. This Form should then be lodged with The Royal Bank of Scotland, at one of the addresses given on page 1 of this Form, together with the relevant share certificate(s) and/or other document(s) of title. If the grant of probate or letters of administration has/have not been registered with The Royal Bank of Scotland, Registrar's Department, the personal representative(s) or the prospective personal representative(s) should sign this Form, each in the presence of a witness who must also sign this Form and forward it to The Royal Bank of Scotland with the relevant share certificate(s) and/or other document(s) of title. However, the grant of probate or letters of administration must be lodged with The Royal Bank of Scotland at one of the addresses given on page 1 of this Form, before the consideration due under the Offer can be forwarded to the personal representative(s).

5.    If one of the joint holders has died:

      This completed Form should be signed by all the surviving holders, each in the presence of a witness, who must also sign this Form. This Form should then be lodged with The Royal Bank of Scotland, at one of the addresses given on page 1 of this Form, with the relevant share certificate(s) and/or other document(s) of title and accompanied by the death certificate or the grant of probate or letters of administration in respect of the deceased joint holder. These documents will be noted by The Royal Bank of Scotland and returned as directed.

6. If your CTR Shares are in certificated form and the certificate(s) are held by your stockbroker, bank or other agent:

      If your share certificate(s) and/or other document(s) of title is/are with your stockbroker, bank or other agent, you should complete this Form and, if the certificate(s) and/or other document(s) of title is/are readily available, arrange for this Form to be lodged by such agent with The Royal Bank of Scotland at one of the addresses given on page 1 of this Form, accompanied by the share certificate(s) and/or other document(s) of title.

      If your share certificate(s) and/or other documents of title is/are not readily available, complete, sign and lodge this Form with The Royal Bank of Scotland at one of the addresses given on page 1 of this Form, together with a letter stating that the balance will follow and any available share certificate(s) and/or other document(s) of title, and then arrange for the outstanding share certificate(s) and/or other document(s) of title to be forwarded as soon as possible thereafter. (It will be helpful for your agent to be informed of the full terms of the Offer). No acknowledgement of receipt of documents will be given.

7. If your CTR Shares are in certificated form and any share certificate has been lost:

      This completed Form, together with any share certificate(s) and/or other document(s) of title which may be available, should be lodged with The Royal Bank of Scotland, at one of the addresses given on page 1 of this Form, accompanied by a letter stating that you have lost one or more of your share certificate(s) and/or other document(s) of title, no later than
      3.00 p.m. (London time), 10.00 a.m. (New York City time) on 2 September 1997. You should write as soon as possible to The Royal Bank of Scotland plc, Registrar's Department, PO Box No. 435, Owen House, 8 Bankhead Crossway North, Edinburgh EH11 4BR, for a letter of indemnity which, when completed in accordance with the instructions given, should be returned to The Royal Bank of Scotland, at one of the addresses given on page 1 of this Form. No acknowledgement of receipt of documents will be given.

8.    If your CTR Shares are in CREST:

      You should take the action described in Part B (in particular, paragraphs 8(d)-8(l)) of Appendix I to the Offer Document to transfer your CTR Shares to an escrow balance. You are reminded to keep a record of the Form of Acceptance Reference Number (which appears next to Box |3| on page 3 of this Form) so that such Number can be inserted in the TTE instruction.

      If you are a CREST sponsored member, you should refer to your CREST sponsor before completing this Form, as only your CREST sponsor will be able to send the necessary TTE instruction to CRESTCo.

9.    If you are not resident in the United Kingdom or the United States:

      The attention of CTR shareholders not resident in the United Kingdom or the United States is drawn to paragraph 6 of Part B of Appendix I to the Offer Document.

      Subject to the City Code, GE Capital reserves the right to treat as valid, in whole or in part, any acceptance of the Offer which is not entirely in order or which is not accompanied by (as applicable) the relevant transfer to escrow or the relevant share certificate(s) and/or other document(s) of title, or which is received by it at a place or places other than set out on this Form. In that event, no payment of cash under the Offer will be made until after (as applicable) the relevant transfer to escrow has settled or the relevant share certificate(s) and/or other document(s) of title or indemnities satisfactory to GE Capital have been received.


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